UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2006

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1201 Charleston Road

Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Omnicell, Inc. (the “Company”) has entered into an offer letter with Rob Seim, the Company’s new Executive Vice President of Finance, setting forth Mr. Seim’s compensation and certain severance benefits.

Mr. Seim will be compensated at an initial salary of $220,000 per annum, and will receive an option to purchase 190,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, which option shall vest over a 48-month period from the start of his employment.  Mr. Seim also will be eligible for cash bonuses in an amount equal to between 35% and 45% of his annual salary based on the achievement of Company and personal performance objectives, subject to changes at the discretion of the Company.  In addition, Mr. Seim will be entitled to severance pay equal to six months’ base salary if he is terminated without cause, and shall be entitled to severance pay equal to twelve months’ base salary and full vesting of his stock options if terminated without cause or constructively terminated following a change of control of the Company.

A copy of the offer letter between the Company and Mr. Seim is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

1.               Replacement of Principal Officer

On January 23, 2006, the Company announced that James T. Judson will step down as interim Chief Financial Officer of the Company effective following the filing of the Company’s Annual Report on Form 10-K, expected to occur in March 2006.  Following the filing of the Form 10-K, Mr. Judson will become the Company’s Vice President of Corporate Development.

On January 23, 2006, Rob Seim joined the Company as Executive Vice President of Finance.  Mr. Seim will become the Company’s Chief Financial Officer following the filing of the Company’s Annual Report on Form 10-K, expected to occur in March 2006.

Mr. Seim, age 46, began his business career in 1982 with IBM, serving in a variety of financial positions at three divisions over the course of fourteen years with IBM. From 1996 through 1999, he held a number of senior financial management positions at Bay Networks, which was acquired by Northern Telecom in September 1998. In the past six years, Mr. Seim has served as Chief Financial Officer of three early-stage technology companies, including Villa Montage Systems, Inc., a provider of residential broadband access management systems, Candera, Inc., a maker of network-based storage controllers, and most recently, Mirra, Inc.,  a vendor of personal backup servers. Mr. Seim holds a B.S. degree in accounting from California State University, Sacramento.

2.               Replacement of Director

On January 18, 2006, John D. Stobo, Jr. announced his intention to resign from the Board of Directors of the Company, effective April 1, 2006. Mr. Stobo will be resigning in order to focus on his responsibilities as a partner of ABS Capital.

On January 18, 2006, the Board of Directors of the Company took action to appoint James T. Judson to the Board of Directors of the Company effective April 1, 2006, to fill the vacancy that will be created by the resignation of Mr. Stobo.  Mr. Judson has served as the full-time interim Chief Financial Officer of the Company since April 2005.  It is not currently anticipated that Mr. Judson will join any committees of the Board at the time of his appointment.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Rob Seim Offer Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Omnicell, Inc.

Dated: January 24, 2006	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Senior Vice President
and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Rob Seim Offer Letter